INFINEX VENTURES INC.

3914 Seaton Place, Las Vegas, Nevada 89121

Tel: 702-387-4005 - Fax: 702-387-4006

(CNW GROUP) Infinex Ventures, Inc.

Trading Symbol: IFNX: OB

January 9, 2006

Infinex Ventures Inc. (OTCBB:IFNX) (“the Company”) and its Board of Directors wish to advise the general public that persons unknown to it are electronically mailing indiscriminately and without authorization a company overview and press release to the general public at large.

On the surface, this appears to be an attempt to increase the share value which is totally unwarranted at this phase in the Company’s development and IS OF NO BENEFIT to the Company’s shareholders other than those unknown individuals attempting to make a personal gain.

PLEASE BE ADVISED TO IGNORE AND NOT ACT UPON THESE UNWARRANTED MESSAGES.

On Behalf of the Board

INFINEX VENTURES INC.

Michael De Rosa, President

Contact Mr. Michael De Rosa www.infinexventures.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Infinex Ventures, Inc. has little or no control